UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2023 (May 23, 2023)

SILVERGATE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-39123	33-0227337
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4250 Executive Square, Suite 300, La Jolla, CA 92037
(Address of principal executive offices) (Zip Code)

(858) 362-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 8.01           OTHER EVENTS.

In connection with the previously announced intent of Silvergate Capital Corporation (the “Company”), the holding company for Silvergate Bank (the “Bank”), to wind down operations of and voluntarily liquidate the Bank in an orderly manner and in accordance with applicable regulatory processes, the Company, the Bank, the Board of Governors of the Federal Reserve System (the “Board of Governors”) and the Department of Financial Protection and Innovation of the State of California (the “DFPI”) have entered into a Cease and Desist Order Issued Upon Consent (the “Order”), effective May 23, 2023.  The material terms of the Order require, among other things, the Company and the Bank to:

●
(i) within ten days of the Order, submit a plan (the “Self-Liquidation Plan”) acceptable to the DFPI and the Federal Reserve Bank of San Francisco (the “Reserve Bank” and together with the DFPI, the “Supervisors”) that provides for the implementation of the Bank’s voluntary decision to self-liquidate and the orderly wind down of its operations, which plan shall ensure compliance with certain minimum requirements with respect to the Bank’s operations set forth in the Order, and (ii) adopt, promptly implement and continue to fully comply with the Self-Liquidation Plan;

●	obtain written approval of the Supervisors and/or the Director of Supervision and Regulation of the Board of Governors prior to:

o	declaring or paying dividends, engaging in share repurchases or making any other capital distribution in respect of its capital instruments;
o	taking any action that would not support the preservation of their cash assets, subject to certain exceptions;
o	acquiring additional brokered deposits;
o	engaging in any expansionary activities, new lines of business or establishing any new branches or other offices of the Bank; and
o	amending or rescinding the Self-Liquidation Plan;

●
comply with (i) certain regulations in connection with the appointment of, or changes to, directors or senior executive officers and obtain a non-disapproval from the DFPI prior to making any such appointments or changes and (ii) the restrictions on indemnification and golden parachute payments of Section 18(k) of the Federal Deposit Insurance Act, as amended;

●
within 30 days of receiving written notice from the Supervisors, submit a written plan to the Supervisors that details the current composition of the Bank’s brokered deposits by maturity and explain the means by which such deposits will be paid at maturity; and

●
continue to fully cooperate with and provide substantial assistance to the Board of Governors and the DFPI, including in connection with such parties’ ongoing investigation into the Company’s relationship with FTX Trading Ltd. and its affiliated proprietary trading firm Alameda FTX/Alameda and Silvergate Exchange Network transactions.

The Order specifies certain time frames for meeting the foregoing requirements, and the Company or the Bank, as applicable, must furnish periodic progress reports to the Supervisors regarding its compliance with the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERGATE CAPITAL CORPORATION

Date: June 1, 2023	By:	/s/ Alan J. Lane
		Name:	Alan J. Lane
		Title:	Chief Executive Officer